EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended December 31,		Six months ended December 31,

(in millions, unaudited)	2006	2007	2006	2007

Adjusted EBITDA	$58.6	$68.2	$112.6	$125.0
Total revenues	638.3	686.0	1,256.6	1,348.5

Adjusted EBITDA Margin	9.2%	9.9%	9.0%	9.3%

Adjusted EBITDA	$58.6	$68.2	$112.6	$125.0
Interest, net	(31.5)	(32.3)	(61.3)	(64.0)
Income tax benefit	15.0	0.1	16.5	3.5
Depreciation and amortization	(28.3)	(32.7)	(57.2)	(65.2)
Minority interests	(0.7)	(0.8)	(1.4)	(1.7)
Loss on disposal of assets	(2.6)	(0.1)	‑	(0.2)
Equity method income (loss)	0.3	(0.7)	0.5	0.2
Stock compensation	(0.5)	(0.5)	(0.8)	(1.0)
Monitoring fees and expenses	(1.3)	(1.8)	(2.6)	(3.7)
Impairment loss	(123.8)	‑	(123.8)	‑
Discontinued operations, net of taxes	(3.9)	1.1	(8.9)	0.7

Net income (loss)	$(118.7)	$0.5	$(126.4)	$(6.4)
Total revenues	$638.3	$686.0	$1,256.6	$1,348.5

Net income (loss) margin	(18.6)%	0.1%	(10.1)%	(0.5)%